As Filed with the Securities and Exchange Commission on June 24, 2005
Post-Effective Amendment No. 1 to Registration Statement on Form S-3  (Registration No. 333-110966)

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________
Post-Effective Amendment No. 1 To Form S-3 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933 ________________________

UNITED DEFENSE INDUSTRIES, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	52-2059782 (I.R.S. Employer Identification No.)
1525 Wilson Boulevard, Suite 700, Arlington, Virginia, 22209-2411 (Address of Principal Executive Offices) ________________________

Thomas W. Rabaut
President and Chief Executive Officer
United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700,
Arlington, Virginia, 22209-2411
(703) 312-6100
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Sheila C. Cheston
Senior Vice President, General Counsel and Secretary
BAE Systems, Inc.
1601 Research Boulevard
Rockville, Maryland 20850
(301) 838-6000
________________________

Deregistration of Securities

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, United Defense Industries, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment No. 1 any and all shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) originally registered under the Registration Statement on Form S-3 (File No. 333-110966) which have not been issued. Following the merger of the Company with Ute Acquisition Company Inc., a wholly owned subsidiary of BAE Systems, Inc. (formally known as BAE SYSTEMS North America Inc.), such shares will not be issued or sold.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, United Defense Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-110966) to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on the 24th day of June, 2005.

UNITED DEFENSE INDUSTRIES, INC.

By:

*
Name: Thomas W. Rabaut Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-110966) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer	June 24, 2005
Name: Thomas W. Rabaut	(Principal Executive Officer)
*	Chief Financial Officer	June 24, 2005
Name: Francis Raborn	(Principal Financial Officer and Principal Accounting Officer)
/s/ Mark H. Ronald	Director	June 24, 2005
Name: Mark H. Ronald
/s/ Sheila C. Cheston	Director	June 24, 2005
Name: Sheila C. Cheston

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 *By:
/s/ David V. Kolovat
Name: David V. Kolovat Attorney-in-fact

3